Exhibit 10.143

November 5, 2012

Endo Health Solutions Inc.
100 Endo Boulevard
Chadds Ford, Pennsylvania

Dear Sirs/Madams:

At your request, we have read the description included in your Quarterly Report on Form 10-Q to the Securities and Exchange Commission for the quarter ended September 30, 2012, of the facts relating to the change in the annual goodwill impairment testing date under ASC 350 - Intangibles, Goodwill and Other, from January 1 to October 1. We believe, on the basis of the facts so set forth and other information furnished to us by appropriate officials of Endo Health Solutions Inc. (the “Company”), that the accounting change described in your Form 10-Q is to an alternative accounting principle that is preferable under the circumstances.

We have not audited any consolidated financial statements of the Company and its consolidated subsidiaries as of any date or for any period subsequent to December 31, 2011. Therefore, we are unable to express, and we do not express, an opinion on the facts set forth in the above-mentioned Form 10-Q, on the related information furnished to us by officials of the Company, or on the financial position, results of operations, or cash flows of Endo Health Solutions Inc. and its consolidated subsidiaries as of any date or for any period subsequent to December 31, 2011.

Yours truly,
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania